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                                        Rock Hill, NY  12775-8000 (845) 796-2100
INSURANCE GROUP, INC.                                 www.ftr.com

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FOR IMMEDIATE RELEASE

CONTACT: RICHARD F. SEYFFARTH, EXECUTIVE VICE PRESIDENT, 800-836-2100, EXT. 5197

FRONTIER INSURANCE GROUP, INC. ANNOUNCES APPOINTMENT OF NEW AUDITING FIRM, JOHNSON LAMBERT & CO.

Rock Hill, New York, September 26, 2000 ......Frontier Insurance Group, Inc.
(Frontier) (NYSE-FTR) announced today that it has retained the firm of Johnson Lambert & Co. to provide audit services for Frontier and its insurance subsidiaries, Frontier Insurance Company, Frontier Pacific Insurance Company, United Capitol Insurance Company and Western Indemnity Insurance Company, for the year ending December 31, 2000.

Headquartered in Bethesda, Maryland, Johnson Lambert & Co. has developed a market niche within the insurance industry, specializing in providing customized services to meet the needs of medium sized insurers. Many of the partners of Johnson Lambert & Co. formerly held executive responsibilities with "Big Five" accounting firms or with insurance organizations. They currently are, or previously have been, represented on the following AICPA committees and task forces: Chair of the Auditing Standards Board; Accounting Standards Executive Committee; Insurance Companies Committee; Relations with Actuaries Committee; Chair of the Deposit Accounting Task Force; AICPA/NAIC Joint Working Group; Auditing Insurance Entities Loss Reserves Task Force; and Mass Torts Task Force.

Frontier is an insurance holding company which, through its subsidiaries, is a national underwriter and creator of specialty insurance products serving the needs of insureds in niche markets.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") which are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Such risks and uncertainties include, but are not limited to, the following: (i) general economic conditions; (ii) conditions specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes, rating agency policies and practices, competitive factors and claims development and the impact thereof on loss reserves, the Company's reserving policies and the adequacy of the Company's reinsurance programs; (iii) developments in the securities markets and the impact thereof on the Company's investment portfolio; and (iv) changes in generally accepted accounting principles. Accordingly, there can be no assurance that the actual results will conform to the forward-looking statements in this release. The words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements.

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